Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 23 Under Construction & Future Development Pipeline 24 Consolidated & Unconsolidated Ventures 25 Definitions 26 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in California, the Pacific Northwest, Western Canada, Greater London or other markets where we invest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

Executive Summary

Three Months Ended March 31, 2023

"Our focus at Hudson Pacific remains on effectively managing the aspects of the company we can control in these unprecedented times," said Victor Coleman, Chairman & CEO. "Even as more companies mandate in-office work and our leasing pipeline and tours at our assets are increasing, broader macroeconomic challenges continue to weigh on office fundamentals. We also must now address and work to minimize the impact of the national writers strike as it relates to our studio business. Our priorities remain executing on leasing, prudently allocating capital, reducing corporate expenses, proactively executing on asset sales, and further fortifying our balance sheet. We have a path to address all our maturities through 2025, and we recently received approval to bring our dividend policy in line with other capital preservation efforts as we move forward."

Unaudited, in thousands, except share data	Three Months Ended 3/31/23	Three Months Ended 3/31/22
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	86.9 %	91.1 %
In-service % leased	88.7 %	92.3 %
Leases executed (square feet)	344,069	503,585
% change in GAAP rent	(2.8)%	12.0 %
% change in cash rent	(4.9)%	5.8 %
Weighted average lease term (in months)	42.4	75.1
Net effective rent per square foot	$ 40.46	$ 41.72
Studio		
In-service stage % leased	96.5 %	94.4 %
In-service total % leased	86.3 %	84.1 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 252,263	$ 244,513
Net loss	$ (14,817)	$ (7,615)
Net loss per diluted share	$ (0.14)	$ (0.13)
FFO (excluding specified items) per common stock/unit—diluted[1]	$ 0.35	$ 0.50
FFO per common stock/unit—diluted[1]	$ 0.34	$ 0.44
AFFO per common stock/unit—diluted[1]	$ 0.24	$ 0.39
AFFO payout ratio[1]	104.6 %	62.8 %
GAAP same-store NOI growth[2]	1.6 %	(0.1)%
Cash same-store NOI growth[2]	7.2 %	1.4 %
Weighted average common stock/units outstanding—diluted	143,329	151,426
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value	38.2 %	35.2 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios[2][3]	8.5x	7.6x
Weighted average years to maturity—HPP's share of secured and unsecured debt	4.0	4.9
Unsecured revolving credit facility undrawn capacity	$ 665,000	$ 665,000
Unrestricted cash and cash equivalents	$ 163,327	$ 137,598

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 10 for a reconciliation of net loss to FFO and AFFO.

(2) See page 30 for non-GAAP reconciliations

(3) Including the annualized impact of Google Inc.'s One Westside May 2023 lease commencement, HPP's share of debt, net to HPP's share of cash adjusted EBITDAre is 8.0x

Page 3 of 32

Page 4 of 32 Executive Summary (continued) Three Months Ended March 31, 2023 Financial Results Compared to First Quarter 2022 • Total revenue of $252.3 million up 3.2% compared to $244.5 million, primarily due to the acquisition of Quixote in the third quarter 2022 • Net loss attributable to common stockholders of $20.4 million, or $0.14 per diluted share, compared to net loss of $19.8 million, or $0.13 per diluted share, largely the result of higher interest expense on debt associated with the Quixote acquisition • FFO, excluding specified items, of $49.7 million, or $0.35 per diluted share, compared to $75.2 million, or $0.50 per diluted share, primarily due to lower production activity impacting Quixote and, to a lesser extent, higher interest expense and lower office tenancy. Specified items consist of transaction-related expenses of $1.2 million, or $0.01 per diluted share, compared to prior year specified items of transaction-related expenses of $0.3 million, or $0.00 per diluted share, and a trade name non-cash impairment of $8.5 million, or $0.06 per diluted share • FFO of $48.5 million, or $0.34 per diluted share, compared to $66.4 million, or $0.44 per diluted share • AFFO of $35.0 million, or $0.24 per diluted share, compared to $58.8 million, or $0.39 per diluted share, largely due to aforementioned items affecting FFO • Same-store cash NOI of $125.6 million up 7.2% compared to $117.2 million, mostly attributable to significant office lease commencements at Harlow and 1918 Eighth, as well as higher production-related revenue and lower operating expenses at Sunset Gower and Sunset Bronson Studios Leasing • Executed 75 new and renewal leases totaling 344,069 square feet, with an average lease size of 4,300 square feet and over 80% of that activity in the San Francisco Bay Area • GAAP and cash rents decreased 2.8% and 4.9%, respectively, from prior levels, with the decline largely driven by a 20,000 square foot short-term renewal • In-service office portfolio ended the quarter at 86.9% occupied and 88.7% leased, with decreases for both primarily attributable to small- to mid-sized expirations in the Peninsula and Silicon Valley • On average over the trailing 12 months, the in-service studio portfolio was 86.3% leased, and the related 35 stages were 96.5% leased Development • Subsequent to the quarter, cash rents commenced May 1, 2023 on Google's full-building lease at One Westside office redevelopment, contributing $43.2 million of NOI annually Dispositions • Sold Skyway Landing office property in Redwood Shores, California for $102.0 million before closing adjustments Balance Sheet as of March 31, 2023 • $828.3 million of total liquidity comprised of $163.3 million of unrestricted cash and cash equivalents and $665.0 million of undrawn capacity under the Company's unsecured revolving credit facility • $93.4 million and $45.5 million of undrawn capacity under construction loans secured by One Westside/ Westside Two and Sunset Glenoaks Studios, respectively • The Company's share of net debt to the Company's share of undepreciated book value stood at 38.2% with no material maturities until the loan secured by One Westside, which is 100% leased to Google through 2036, matures in December 2024 • Investment grade credit rated, 66.2% of debt unsecured, and 90.3% fixed and capped rate debt • Repaid $110.0 million of Series A notes, and applied $102.0 million of Skyway Landing sale proceeds to repay amounts outstanding on the Company's unsecured revolving credit facility • Entered into interest rate swaps on the Company's $172.9 million pro rata share of the 1918 Eighth loan (effective February 2023) and on its $351.2 million net pro rata share of the Hollywood Media Portfolio loan (effective August 2023) Note: Definitions for commonly used terms on pages 27-29.

Page 5 of 32 • Subsequent to the quarter, on April 18, 2023, repaid the Quixote loan for $150.0 million, a $10.0 million discount on the principal balance with funds from the Company's unsecured revolving credit facility Dividend • The Company's Board of Directors declared and paid dividends on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share, and on its 4.750% Series C cumulative preferred stock of $0.296875 per share, equivalent to an annual rate of $1.18750 per share • Subsequent to quarter, the Company’s Board of Directors approved a 40% to 50% reduction in the common stock dividend, with the exact amount to be determined later this month ESG Leadership • Named an ENERGY STAR Partner of the Year for Sustained Excellence for the fifth consecutive year Subsequent Event - Writers Strike Effective May 2, 2023, after failing to reach an agreement with the Alliance of Motion Picture and Television Producers, the Writers Guild of America (WGA) elected to strike, derailing the production cycle of hundreds of domestically produced film and television shows. Contrary to previous strikes which have historically seen unusually high production activity in the months leading up to a potential strike, independently operated studios and related services such as the Company's experienced a significant slowdown in production activity as new scripted content was pre-emptively halted. That slowdown impacted the Company's first quarter operating results, particularly with respect to March. While the potential duration of the current strike remains unknown, there have been seven WGA strikes dating back to the early 1950's the length of which have ranged from 2 to 22 weeks, the last of which in 2007 to 2008 lasted approximately 14 weeks. Executive Summary (continued) Three Months Ended March 31, 2023

Page 6 of 32 Corporate Information Executive Management: Victor J. Coleman Chief Executive Officer and Chairman Mark Lammas President Lisa Burelli Chief People Officer Harout Diramerian Chief Financial Officer Drew B. Gordon Chief Investment Officer Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Andy Wattula Chief Operating Officer Christopher Barton Executive Vice President, Development and Capital Investments Laura Campbell Executive Vice President, Investor Relations and Marketing Gary Hansel Executive Vice President, Southern California Office Operations Steven Jaffe Executive Vice President, Business Affairs Shawn McGarry Executive Vice President, Northern California Office Operations Dale Shimoda Executive Vice President, Finance Jeff Stotland Executive Vice President, Global Studios Arthur X. Suazo Executive Vice President, Leasing Chuck We Executive Vice President, Pacific Northwest/Canada Office Operations Jonathan M. Glaser Managing Member, JMG Capital Management LLC Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Barry Sholem Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners Andrea Wong President (retired), International Production, Sony Pictures Television Board of Directors:

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BMO Capital Markets
John Kim
(212) 885-4115

BofA Securities
Jeff Spector
(646) 855-1363

BTIG
Tom Catherwood
(212) 738-6140

Citigroup Global Markets
Michael Griffin
(212) 816-5871

Credit Suisse
Tayo Okusanya
(212) 325-1402

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Peter Abramowitz
(212) 336-7241

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Scotiabank
Nicholas Yulico
(212) 225-6904

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Andrew Rosivach
(646) 582-9250

Rating Agencies:

Fitch Ratings
Stephen Boyd
(212) 908-9153

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 3/31/23 12/31/22 (Unaudited) ASSETS Investment in real estate, net $ 7,171,171 $ 7,175,301 Non-real estate property, plant and equipment, net 124,465 130,289 Cash and cash equivalents 163,327 255,761 Restricted cash 19,571 29,970 Accounts receivable, net 15,176 16,820 Straight-line rent receivables, net 290,650 279,910 Deferred leasing costs and intangible assets, net 382,173 393,842 Operating lease right-of-use assets 399,063 401,051 Prepaid expenses and other assets, net 100,783 98,837 Investment in unconsolidated real estate entities 194,163 180,572 Goodwill 263,549 263,549 Assets associated with real estate held for sale — 93,238 TOTAL ASSETS $ 9,124,091 $ 9,319,140 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 4,433,546 4,585,862 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 271,931 264,098 Operating lease liabilities 399,081 399,801 Intangible liabilities, net 32,443 34,091 Security deposits, prepaid rent and other 91,355 83,797 Liabilities associated with real estate held for sale — 665 Total liabilities 5,294,492 5,434,450 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 120,902 125,044 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized; 17,000,000 shares outstanding at 3/31/23 and 12/31/22 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 140,888,769 shares and 141,054,478 shares outstanding at 3/31/23 and 12/31/22, respectively 1,403 1,409 Additional paid-in capital 2,835,061 2,889,967 Accumulated other comprehensive loss (8,147) (11,272) Total HPP stockholders’ equity 3,253,317 3,305,104 Non-controlling interest—members in consolidated real estate entities 375,960 377,756 Non-controlling interest—units in the operating partnership 69,605 66,971 Total equity 3,698,882 3,749,831 TOTAL LIABILITIES AND EQUITY $ 9,124,091 $ 9,319,140

Page 9 of 32 Consolidated Statements of Operations Unaudited, in thousands, except share data Three Months Ended 3/31/23 3/31/22 REVENUES Office Rental revenues $ 202,657 $ 206,192 Service and other revenues 3,976 5,208 Total office revenues 206,633 211,400 Studio Rental revenues 16,253 13,394 Service and other revenues 29,377 19,719 Total studio revenues 45,630 33,113 Total revenues 252,263 244,513 OPERATING EXPENSES Office operating expenses 74,054 73,631 Studio operating expenses 37,244 18,983 General and administrative 18,724 20,512 Depreciation and amortization 97,139 92,193 Total operating expenses 227,161 205,319 OTHER INCOME (EXPENSES) (Loss) income from unconsolidated real estate entities (745) 303 Fee income 2,402 1,071 Interest expense (53,807) (30,836) Interest income 371 910 Management services reimbursement income—unconsolidated real estate entities 1,064 1,108 Management services expense—unconsolidated real estate entities (1,064) (1,108) Transaction-related expenses (1,186) (256) Unrealized gain on non-real estate investments 839 1,650 Gain on sale of real estate 7,046 — Impairment loss — (20,503) Other income 5,161 852 Total other expenses (39,919) (46,809) Net loss (14,817) (7,615) Net income attributable to Series A preferred units (153) (153) Net income attributable to Series C preferred shares (5,047) (5,290) Net income attributable to participating securities (553) (294) Net income attributable to non-controlling interest in consolidated real estate entities (1,031) (8,561) Net loss attributable to redeemable non-controlling interest in consolidated real estate entities 894 1,890 Net loss attributable to common units in the operating partnership 282 230 NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS $ (20,425) $ (19,793) BASIC AND DILUTED PER SHARE AMOUNTS Net loss attributable to common stockholders—basic (0.14) $ (0.13) Net loss attributable to common stockholders—diluted (0.14) $ (0.13) Weighted average shares of common stock outstanding—basic 141,025,021 149,187,994 Weighted average shares of common stock outstanding—diluted 141,025,021 149,187,994

Page 10 of 32 Funds from Operations & Adjusted Funds from Operations Unaudited, in thousands, except per share data FUNDS FROM OPERATIONS Three Months Ended 3/31/23 3/31/22 Net loss $ (14,817) (7,615) Adjustments: Depreciation and amortization—consolidated 97,139 92,193 Depreciation and amortization—non-real estate assets (8,392) (4,432) Depreciation and amortization—HPP’s share from unconsolidated real estate entities 1,263 1,369 Gain on sale of real estate (7,046) — Impairment loss—real estate assets — 12,003 Unrealized gain on non-real estate investments (839) (1,650) FFO attributable to non-controlling interests (13,637) (20,004) FFO attributable to preferred shares and units (5,200) (5,443) FFO to common stock/unit holders 48,471 66,421 Specified items impacting FFO: Transaction-related expenses 1,186 256 Impairment loss—trade name — 8,500 FFO (excluding specified items) to common stock/unit holders $ 49,657 $ 75,177 Weighted average common stock/units outstanding—diluted 143,329 151,426 FFO per common stock/unit—diluted $ 0.34 $ 0.44 FFO (excluding specified items) per common stock/unit—diluted $ 0.35 $ 0.50 Note: Definitions for commonly used terms on pages 27-29. ADJUSTED FUNDS FROM OPERATIONS Three Months Ended 3/31/23 3/31/22 FFO (excluding specified items) $ 49,657 $ 75,177 Adjustments: GAAP non-cash revenue (straight-line rent and above/below-market rents) (9,136) (11,990) GAAP non-cash expense (straight-line rent expense and above/below-market ground rent) 1,823 966 Non-real estate depreciation and amortization 8,392 4,432 Non-cash interest expense 4,676 2,403 Non-cash compensation expense 5,156 5,329 Recurring capital expenditures, tenant improvements and lease commissions (25,525) (17,499) AFFO $ 35,043 $ 58,818 Dividends paid to common stock/unit holders $ 36,665 $ 36,942 AFFO payout ratio 104.6% 62.8%

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS

	Three Months Ended		
	3/31/23	3/31/22	% Change
Same-store office statistics			
Number of properties	43	43	
Square feet	12,058,716	12,058,716	
Average % occupied	86.6 %	91.7 %	
Same-store studio statistics			
Number of properties	3	3	
Square feet	1,226,576	1,226,576	
Average % leased	86.3 %	84.1 %	
Same-store NOI[(1)]			
Office revenues	$ 193,999	$ 189,737	2.2 %
Office expenses	68,096	64,363	5.8
Same-store office NOI	125,903	125,374	0.4
Studio revenues	22,389	20,388	9.8
Studio expenses	12,031	11,600	3.7
Same-store studio NOI	10,358	8,788	17.9
Total same-store NOI	**$ 136,261**	**$ 134,162**	**1.6 %**

SAME-STORE ANALYSIS (CASH BASIS)

	Three Months Ended		
	3/31/23	3/31/22	% Change
Same-store NOI (cash basis)			
Office cash revenues	$ 182,542	$ 172,146	6.0 %
Office cash expenses	66,971	63,265	5.9
Same-store office NOI (cash basis)	115,571	108,881	6.1
Studio cash revenues	21,904	19,807	10.6
Studio cash expenses	11,920	11,532	3.4
Same-store studio NOI (cash basis)	9,984	8,275	20.7
Total same-store NOI (cash basis)	**$ 125,555**	**$ 117,156**	**7.2 %**

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 30 for non-GAAP reconciliations.

Page 11 of 32

NOI Detail

Three Months Ended March 31, 2023 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio[1]	Total
REVENUE					
Cash rent	$ 145,863	$ 12,757	$ 9,875	$ 2,799	$ 171,294
Cash tenant recoveries	33,725	228	1,659	(16)	35,596
Straight-line rent	10,148	494	69	—	10,711
Amortization of above/below-market leases, net	1,591	—	29	—	1,620
Amortization of lease incentive costs	(282)	(9)	(20)	—	(311)
Total rental revenue	191,045	13,470	11,612	2,783	218,910
Service and other revenues	2,954	8,919	1,022	20,458	33,353
Total revenue	**193,999**	**22,389**	**12,634**	**23,241**	**252,263**
OPERATING EXPENSES					
Property operating expenses	66,971	11,920	213	24,372	103,476
Straight-line rent	414	—	—	—	414
Non-cash compensation expense	35	111	5,743	—	5,889
Amortization of above/below-market ground leases, net	676	—	2	841	1,519
Total operating expenses	**68,096**	**12,031**	**5,958**	**25,213**	**111,298**
CONSOLIDATED NOI[2]	**$ 125,903**	**$ 10,358**	**$ 6,676**	**$ (1,972)**	**$ 140,965**
Add: HPP's share of NOI from unconsolidated real estate entity[3]	—	—	2,753	—	2,753
Less: NOI attributable to non-controlling interests[3]	21,219	4,782	—	—	26,001
HPP's share of NOI	**$ 104,684**	**$ 5,576**	**$ 9,429**	**$ (1,972)**	**$ 117,717**
Reconciliation to Cash NOI					
Consolidated NOI	$ 125,903	$ 10,358	$ 6,676	$ (1,972)	$ 140,965
Straight-line rent, net	(9,734)	(494)	(69)	—	(10,297)
Non-cash compensation expense	35	111	5,743	—	5,889
Amortization of above/below-market leases, net	(1,591)	—	(29)	—	(1,620)
Amortization of lease incentive costs	282	9	20	—	311
Amortization of above/below-market ground leases, net	676	—	2	841	1,519
CONSOLIDATED CASH NOI	**$ 115,571**	**$ 9,984**	**$ 12,343**	**$ (1,131)**	**$ 136,767**
Add: HPP's share of cash NOI from unconsolidated real estate entity[3]	—	—	1,823	—	1,823
Less: Cash NOI attributable to non-controlling interests[3]	18,393	4,657	—	—	23,050
HPP's share of Cash NOI	**$ 97,178**	**$ 5,327**	**$ 14,166**	**$ (1,131)**	**$ 115,540**

Note: Definitions for commonly used terms on pages 27-29.

(1) Includes Quixote (Zio Studio Services, Star Waggons and Bobby Foster now also operate as Quixote).

(2) See page 30 for non-GAAP reconciliations.

(3) See page 25 for a list of our consolidated and unconsolidated joint venture properties.

Page 12 of 32

HUDSON PACIFIC PROPERTIES

Debt Summary & Debt Metrics

As of March 31, 2023 | Unaudited, in thousands

DEBT SUMMARY

		Outstanding Balance		HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT						
Series E notes	$	50,000	$	50,000	3.66%	9/15/23
Series B notes		259,000		259,000	4.69%	12/16/25
Series D notes		150,000		150,000	3.98%	7/6/26
Unsecured revolving credit facility[2]		335,000		335,000	SOFR + 1.15% to 1.60%	12/21/26
3.95% Registered senior notes		400,000		400,000	3.95%	11/1/27
Series C notes		56,000		56,000	4.79%	12/16/27
5.95% Registered senior notes		350,000		350,000	5.95%	2/15/28
4.65% Registered senior notes		500,000		500,000	4.65%	4/1/29
3.25% Registered senior notes		400,000		400,000	3.25%	1/15/30
Total unsecured debt		**2,500,000**		**2,500,000**		
SECURED DEBT						
Quixote[3]		160,000		160,000	5.00%	12/31/23
One Westside and Westside Two[2]		321,179		240,884	SOFR + 1.60%	12/18/24
Element LA		168,000		168,000	4.59%	11/6/25
1918 Eighth		314,300		172,865	SOFR + 1.40%	12/18/25
Hollywood Media Portfolio		1,100,000		561,000	LIBOR + 0.99%	8/9/26
Acquired Hollywood Media Portfolio debt		(209,814)		(209,814)	LIBOR + 1.55%	8/9/26
Hollywood Media Portfolio, net		890,186		351,186		
Hill7		101,000		55,550	3.38%	11/6/28
Total secured debt		**1,954,665**		**1,148,485**		
Total unsecured and secured debt	**$**	**4,454,665**	**$**	**3,648,485**		
Consolidated joint venture partner debt	$	66,136	$	—	4.50%	10/9/32
UNCONSOLIDATED DEBT						
Bentall Centre	$	491,668	$	98,333	CDOR + 1.75%	7/1/24
Sunset Glenoaks Studios[2]		55,149		27,575	SOFR + 3.10%	1/9/25
Total unconsolidated debt	**$**	**546,817**	**$**	**125,908**		

DEBT METRICS

Total unsecured and secured debt	$	4,454,665
Less: Consolidated cash and cash equivalents		(163,327)
Consolidated debt, net	$	4,291,338
Less: Partners' share of consolidated unsecured and secured debt		(806,180)
Add: HPP's share of unconsolidated real estate entities' debt		125,908
Add: Partners' share of consolidated cash and cash equivalents		49,361
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents		(11,935)
HPP's share of debt, net	$	3,648,492
HPP's share of debt, net/HPP's share of undepreciated book value[4]		**38.2 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[4]		8.3x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[4]		**8.5x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include the effect of extension options.

(2) As of March 31, 2023, we had undrawn capacity of $665.0 million on our unsecured revolving credit facility, $93.4 million on our One Westside and Westside Two loan and $45.5 million on our Sunset Glenoaks Studios loan.

(3) On April 18, 2023, we drew on our unsecured revolving credit facility to settle the Quixote note for $150.0 million, a $10.0 million discount on the note's principal balance.

(4) See page 30 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $2,500,000 66.2% 4.6% 4.8 Secured 1,274,393 33.8 4.8 2.4 Total $3,774,393 100.0% 4.7% 4.0 HPP’s share of fixed, capped, and floating rate debt Fixed(3) $2,721,415 72.1% 4.5% 4.4 Capped 686,908 18.2 4.9 3.0 Floating(4) 366,070 9.7 5.8 2.5 Total $3,774,393 100.0% 4.7% 4.0 GAAP effective rate 4.9% Debt Maturity Schedule $50,000 $259,000 $485,000 $456,000 $350,000 $500,000 $400,000 $160,000 $339,217 $368,440 $351,186 $55,550 Secured Unsecured 2023 2024 2025 2026 2027 2028 2029 2030 + $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including impact of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) On April 18, 2023, we drew on our unsecured revolving credit facility to settle the Quixote note for $150.0 million, a $10.0 million discount on the note’s principal balance. (3) Fixed rate debt includes debt subject to interest rate swaps. (4) Floating rate debt exposure is net of the acquired Hollywood Media Portfolio debt. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps Hollywood Media Portfolio, net $351,186 8/15/23 6/15/26 3.31% SOFR 1918 Eighth $172,865 2/1/23 10/18/25 3.75% SOFR Interest rate caps Hollywood Media Portfolio $561,000 8/15/21 8/15/23 3.50% LIBOR Bentall Centre $98,333 6/29/22 6/30/23 4.56% CDOR Sunset Glenoaks Studios $27,575 8/15/22 1/9/25 4.50% SOFR (2)

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility, term loans and private placement Total liabilities to total asset value ≤ 60% 44.9% Unsecured indebtedness to unencumbered asset value ≤ 60% 47.6% Adjusted EBITDA to fixed charges ≥ 1.5x 2.6x Secured indebtedness to total asset value ≤ 45% 20.7% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.5x Unsecured registered senior notes Debt to total assets ≤ 60% 46.3% Total unencumbered assets to unsecured debt ≥ 150% 233.5% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 2.6x Secured debt to total assets ≤ 45% 21.0% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of March 31, 2023, at which time the operating partnership was in compliance.

Existing Portfolio Summary

Unaudited, in thousands, except per share data

	Three Months Ended				
	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22
Number of office properties owned	49	52	53	54	54
In-service office square feet	14,483,122	14,649,221	14,647,281	14,639,067	14,656,497
In-service office % leased	88.7 %	89.7 %	89.3 %	92.3 %	92.3 %
In-service office % occupied	86.9 %	88.0 %	87.8 %	90.8 %	91.1 %
Number of studio properties owned	4	4	4	4	4
In-service studio square feet[(1)]	1,226,576	1,230,454	1,230,454	1,230,454	1,205,809
In-service studio % leased	86.3 %	84.6 %	84.4 %	84.0 %	84.1 %

QTD HPP's Share NOI % Office vs. Studio[(2)]


3.1%
96.9%
Office
Studio

QTD HPP's Share NOI % by Region


2.3%
12.4%
28.9%
20.9%
35.5%
Los Angeles
San Francisco
Vancouver
Silicon Valley
Seattle

HPP's Share ABR % by Industry[(3)]


15.7%
6.3%
38.8%
7.5%
7.5%
8.3%
15.9%
Technology
Legal
Retail
Other
Media & Entertainment
Business Services
Financial Services

HPP's Share Tech ABR % by Public/ Private Tenants & Age[(4)]


6.0%
9.6%
84.4%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 20 for a list of in-service studio properties.
(2) See page 30 for non-GAAP reconciliations.
(3) Includes the in-service population of office and studio properties.
(4) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
West Los Angeles	5	1,481,988	97.0 %	98.7 %	$ 84,547,929	$ 75,387,723	$ 58.81
Hollywood	5	967,194	100.0	100.0	63,646,878	32,459,908	65.81
Downtown Los Angeles	2	234,664	100.0	100.0	10,879,872	10,879,872	46.36
Subtotal	**12**	**2,683,846**	**98.3**	**99.3**	**159,074,679**	**118,727,503**	**60.27**
San Francisco Bay Area, California							
North San Jose	5	2,613,538	67.6	72.1	78,792,493	78,792,493	44.62
San Francisco	7	2,425,623	93.6	93.9	146,980,173	112,641,166	64.77
Palo Alto	7	1,137,124	92.6	92.6	89,680,142	89,680,142	85.20
Redwood Shores	4	950,373	88.9	88.9	58,403,380	58,403,380	69.16
Foster City	1	725,416	74.7	86.1	32,423,719	32,423,719	59.82
Santa Clara	1	284,903	73.0	73.0	10,428,723	10,428,723	50.14
Subtotal	**25**	**8,136,977**	**82.1**	**84.7**	**416,708,630**	**382,369,623**	**62.36**
Seattle, Washington							
Denny Triangle	4	1,339,690	99.6	99.6	51,054,637	33,970,094	38.26
Pioneer Square	4	806,742	62.9	64.4	20,910,435	20,910,435	41.24
Subtotal	**8**	**2,146,432**	**85.8**	**86.4**	**71,965,072**	**54,880,529**	**39.08**
Vancouver, British Columbia							
Downtown Vancouver	1	1,515,867	94.1	94.4	42,183,004	8,436,601	29.56
Subtotal	**1**	**1,515,867**	**94.1**	**94.4**	**42,183,004**	**8,436,601**	**29.56**
TOTAL IN-SERVICE OFFICE[(1)]	**46**	**14,483,122**	**86.9 %**	**88.7 %**	**$ 689,931,385**	**$ 564,414,256**	**$ 54.80**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 408,015 square feet taken off-line for change of use and/or significant capital repositioning.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
One Westside[(1)]	West Los Angeles	590,403	100.0 %	100.0 %
11601 Wilshire	West Los Angeles	499,912	91.1	96.2
Element LA	West Los Angeles	284,037	100.0	100.0
3401 Exposition	West Los Angeles	63,376	100.0	100.0
604 Arizona	West Los Angeles	44,260	100.0	100.0
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
Maxwell	Downtown Los Angeles	102,963	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	945,419	82.3	91.6
Gateway	North San Jose	610,354	72.5	72.9
Metro Plaza	North San Jose	423,241	67.7	74.2
Skyport Plaza	North San Jose	418,667	10.2	10.2
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,033,682	97.1	97.1
Rincon Center	San Francisco	533,103	97.6	97.6
Ferry Building	San Francisco	266,592	96.8	97.2
901 Market	San Francisco	205,571	79.0	79.0
875 Howard	San Francisco	191,201	96.8	96.8
625 Second	San Francisco	138,354	59.8	64.2
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	317,874	96.6	96.6
3400 Hillview	Palo Alto	207,857	100.0	100.0
Foothill Research Center	Palo Alto	195,121	93.6	93.6
Page Mill Hill	Palo Alto	178,179	74.9	74.9
Clocktower Square	Palo Alto	100,655	100.0	100.0
Page Mill Center	Palo Alto	94,539	82.4	82.4
3176 Porter	Palo Alto	42,899	100.0	100.0
Towers at Shore Center	Redwood Shores	335,332	92.9	92.9
Shorebreeze	Redwood Shores	230,932	85.0	85.0
555 Twin Dolphin	Redwood Shores	200,986	85.9	85.9
333 Twin Dolphin	Redwood Shores	183,123	89.5	89.5
Metro Center	Foster City	725,416	74.7	86.1
Techmart	Santa Clara	284,903	73.0	73.0
Seattle, Washington				
1918 Eighth	Denny Triangle	667,733	99.4	99.4
Hill7	Denny Triangle	285,310	99.6	99.6
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	189,511	100.0	100.0
505 First	Pioneer Square	287,907	36.0	36.0
83 King	Pioneer Square	184,083	66.4	66.4
450 Alaskan	Pioneer Square	171,026	99.5	99.5
411 First	Pioneer Square	163,726	67.8	75.4
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,515,867	94.1	94.4
TOTAL IN-SERVICE OFFICE		**14,483,122**	**86.9 %**	**88.7 %**

Note: Definitions for commonly used terms on pages 27-29.
(1) Cash rents for Google, Inc. commenced May 1, 2023.

Page 18 of 32

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share: Annualized Base Rent	HPP's Share: % of Annualized Base Rent
1	Google, Inc.	5	2025-2036	1,231,129	(1)	$ 78,526,555	13.9%
2	Amazon	3	2023-2031	990,788	(2)	26,097,994	4.6
3	Netflix, Inc.	3	2031	722,305	(3)	25,031,223	4.4
4	Riot Games, Inc.	1	2030	284,037	(4)	18,399,922	3.3
5	Nutanix, Inc.	3	2023-2030	384,114	(5)	16,596,869	2.9
6	Salesforce.com	1	2025-2028	265,394	(6)	14,736,111	2.6
7	Block, Inc.	1	2023	469,056		13,708,676	2.4
8	Uber Technologies, Inc.	1	2025	325,445		10,162,727	1.8
9	Dell EMC Corporation	2	2023-2027	172,975	(7)	10,035,061	1.8
10	Company 3 Method, Inc.	2	2026-2033	193,307	(8)	7,185,347	1.3
11	GitHub, Inc.	2	2025	92,450	(9)	6,879,679	1.2
12	PayPal, Inc.	1	2030	131,701	(10)	5,994,016	1.1
13	Weil, Gotshal & Manges LLP	1	2026	76,278		5,920,195	1.0
14	Regus	5	2024-2030	123,583	(11)	5,868,549	1.0
15	Poshmark, Inc.	1	2024	75,876		5,636,341	1.0
	TOTAL			**5,538,438**		**$250,779,265**	**44.3%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 182,672 square feet at Foothill Research Center in February 2025, (ii) 208,843 square feet at Rincon Center in February 2028 (early termination right for 166,460 square feet in April 2025), (iii) 207,857 square feet at 3400 Hillview in November 2028 (early termination right between February 2025-February 2027), (iv) 41,354 square feet at Ferry Building in October 2029 and (v) 590,403 square feet at One Westside in November 2036.

(2) Amazon expirations: (i) 139,824 square feet at Met Park North in November 2023, (ii) 659,150 square feet at 1918 Eighth in September 2030 and (iii) 191,814 square feet at 5th & Bell in May 2031.

(3) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(4) Riot Games, Inc. has an early termination right at Element LA in February 2025.

(5) Nutanix, Inc. expirations: (i) 51,256 square feet at Metro Plaza in May 2023, (ii) 117,001 square feet at Concourse in May 2024 and (iii) 215,857 square feet at 1740 Technology in May 2030.

(6) Salesforce.com expirations: (i) 83,016 square feet in July 2025, (ii) 83,372 square feet in April 2027 and (iii) 99,006 square feet in October 2028. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. in 2018 and in 2020 began paying us 50% of cash rents received pursuant to the sublease, or an average of $340,000 per month with annual growth thereafter, in addition to contractual base rent.

(7) Dell EMC Corporation expirations: (i) 42,954 square feet at 505 First in December 2023, (ii) 83,549 square feet at 875 Howard in June 2026 and (iii) 46,472 square feet at 505 First in January 2027 (early termination right in January 2025).

(8) Company 3 Method, Inc. expirations: (i) 63,376 square feet at 3401 Exposition in September 2026, (ii) 59,646 square feet at Harlow in October 2032 (early termination right between November 2029-February 2030) and (iii) 70,285 square feet at Harlow in March 2033.

(9) GitHub Inc. expirations: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second.

(10) PayPal, Inc. has an early termination right at Fourth & Traction in July 2026.

(11) Regus expirations: (i) 20,059 square feet at 11601 Wilshire in February 2024, (ii) 27,369 square feet at Techmart in April 2025, (iii) 9,739 square feet at Palo Alto Square in April 2026, (iv) 45,120 square feet at Gateway in September 2027 and (v) 21,296 square feet at 450 Alaskan in October 2030.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERITES

	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	10	559,062	100.0 %	82.5 %	$20,583,374	$ 10,497,521	$ 44.82
Sunset Bronson Studios	Owned	Hollywood	12	308,112	100.0	95.9	12,397,615	6,322,784	41.95
Sunset Las Palmas Studios	Owned	Hollywood	13	359,402	89.3	84.1	14,815,384	7,555,846	48.34
TOTAL IN-SERVICE STUDIO			**35**	**1,226,576**	**96.5 %**	**86.3 %**	**$47,796,373**	**$ 24,376,151**	**$ 45.03**
Quixote Studios(1)	Various	Various	26	571,787	N/A	N/A	N//A	N/A	N/A

STUDIO NOI DETAIL ($ in thousands)

	Revenue Categories							
Quarter to Date	**Rental**	**Lighting & Grip**	**Production Supplies**	**Transportation**	**Other Services**	**Total Studio Revenues**	**Total Studio Expenses**	**Total Studio NOI**
In-Service Studio	$13,470	$6,153	N/A	N/A	$2,766	$22,389	$12,031	$10,358
Quixote Studios & Services	2,783	2,523	2,630	10,171	5,134	23,241	25,213	(1,972)
TOTAL	**$16,253**	**$8,676**	**$2,630**	**$10,171**	**$7,900**	**$45,630**	**$37,244**	**$8,386**

Note: Definitions for commonly used terms on pages 27-29.

(1) We acquired Quixote in August 2022 and will reflect annualized base rent and occupancy after a full year of ownership. Includes 29 acre property with 38,020 square feet of office purchased in July 2022 to operate production vehicles and services.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 3/31/23 Gross Leasing Activity New cash rate $50.81 Renewal cash rate $51.64 New square feet leased 148,652 Renewal square feet leased 195,417 Total square feet leased 344,069 Leases expired and terminated Contractual expiration square feet 369,993 Early termination square feet 96,358 Total square feet expired/terminated 466,351 GAAP rent expiring rate $48.24 GAAP rent new/renewal rate $46.91 % change in GAAP rent (2.8) % Cash rent expiring rate $54.41 Cash rent new/renewal rate $51.74 % change in cash rent (4.9) % Tenant improvements & leasing commissions (total / annual) New leases $81.06 / $14.59 Renewal leases $15.87 / $8.58 Blended $45.45 / $12.87 Net effective rent New leases $34.56 Renewal leases $45.36 Blended $40.46 Weighted average lease term (in months) New leases 66.7 Renewal Leases 22.2 Blended 42.4 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

	# of Leases Expiring	Square Feet Expiring [1]	HPP's Share Annualized Base Rent	HPP's Share % of Office Annualized Base Rent	HPP's Share Annualized Base Rent Per Square Foot	HPP's Share Annualized Base Rent at Expiration	HPP's Share Annualized Base Rent Per Square Foot at Expiration
Vacant		2,575,139					
Q1-2023	10	82,396	$ 3,636,781	0.6 %	$ 58.16	$ 3,636,779	$ 58.16
Q2-2023	43	352,080	16,895,575	2.9	56.48	17,117,133	57.22
Q3-2023	41	766,799	30,550,590	5.3	57.01	30,725,383	57.33
Q4-2023	51	362,970	13,875,233	2.4	42.16	14,009,384	42.57
2023	145	1,564,245	64,958,179	11.2	52.95	65,488,679	53.39
2024	184	1,784,114	87,539,362	15.2	57.96	89,850,506	59.49
2025	148	1,893,675	95,794,247	16.6	61.65	101,499,249	65.33
2026	82	737,131	41,865,736	7.2	62.15	45,948,899	68.22
2027	97	994,600	50,930,454	8.8	60.21	56,888,885	67.26
2028	49	1,042,599	59,847,752	10.4	69.71	68,411,900	79.69
2029	25	401,209	21,442,037	3.7	73.44	25,321,620	86.72
2030	19	1,551,784	57,886,662	10.0	48.70	73,510,429	61.84
2031	14	1,103,292	36,725,734	6.4	54.46	50,432,767	74.79
2032	8	241,487	8,107,167	1.4	57.38	10,615,939	75.13
Thereafter	19	1,076,943	38,836,521	6.7	55.24	56,599,605	80.51
Building management use	38	183,529	—	—	—	—	—
Signed leases not commenced	38	271,520	13,605,835	2.4	50.84	17,275,356	64.55
TOTAL/WEIGHTED AVERAGE	**866**	**15,421,267**	**$ 577,539,686**	**100.0 %**	**$ 57.21**	**$ 661,843,834**	**$ 65.57**

Note: Definitions for commonly used terms on pages 27-29.

(1) Total expiring square footage does not include month-to-month leases.

Page 22 of 32

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q2 2023		Q3 2023		Q4 2023		Q1 2024	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	4,846	$ 66.00	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	143,498	44.68	19,646	67.14	66,553	76.50	—	—
Seattle, Washington	58	51.72	12,305	35.00	—	—	—	—
Vancouver, British Columbia	4,274	34.71	—	—	—	—	—	—
TOTAL	**152,676**	**$ 45.08**	**31,951**	**$ 54.76**	**66,553**	**$ 76.50**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	6,024	$ 62.00	8,563	$ 66.00	—	$ —
San Francisco Bay Area, California	48,984	73.83	13,058	73.80	2,766	47.40	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	3,962	29.56	—	—	—	—	67,197	38.06
TOTAL	**52,946**	**$ 70.51**	**19,082**	**$ 70.07**	**11,329**	**$ 61.46**	**67,197**	**$ 38.06**
Expiring Office Leases								
Los Angeles, California	15,040	$ 32.32	26,843	$ 60.06	6,883	$ 56.94	36,351	$ 55.54
San Francisco Bay Area, California	281,510	58.05 (1)	716,983	56.35 (2)	120,420	59.26	257,569	63.41
Seattle, Washington	—	—	—	—	194,142	32.47 (3)	13,188	36.83
Vancouver, British Columbia	66,009	21.94	22,973	24.17	41,525	32.13	91,656	31.42 (4)
TOTAL	**362,559**	**$ 50.41**	**766,799**	**$ 55.52**	**362,970**	**$ 41.78**	**398,764**	**$ 54.46**

	Q2 2024		Q3 2024		Q4 2024		Q1 2025	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	20,340	$ — (5)	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**20,340**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	45,733	77.91	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	5,651	41.39	—	—	—	—
TOTAL	**—**	**$ —**	**51,384**	**$ 73.89**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases								
Los Angeles, California	65,030	$ 54.77	40,421	$ 51.62	22,232	$ 66.12	—	$ —
San Francisco Bay Area, California	417,264	55.10 (6)	239,763	68.98 (7)	307,574	68.40 (8)	635,529	67.15 (9)
Seattle, Washington	—	—	12,424	43.62	79,363	48.95 (10)	11,623	52.89
Vancouver, British Columbia	83,175	20.26 (11)	29,935	33.84	88,169	34.46	61,770	35.80
TOTAL	**565,469**	**$ 49.94**	**322,543**	**$ 62.57**	**497,338**	**$ 59.18**	**708,922**	**$ 64.18**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Includes Nutanix, Inc. expiration at Metro Plaza for 51,256 square feet in May 2023. (2) Includes Block, Inc. expiration at 1455 Market for 469,056 square feet in September 2023. (3) Includes Amazon expiration at Met Park North for 139,824 square feet in November 2023. (4) Includes Blake Services, Inc. at Bentall Centre for 63,292 square feet in January 2024. (5) Total uncommenced square footage consists of space which will be occupied by the Company’s management office. (6) Includes Nutanix, Inc. expiration at Concourse for 117,001 square feet and Poshmark, Inc. expiration at Towers at Shore Center for 75,876 square feet both in May 2024. (7) Includes Door Dash, Inc. at 901 Market for 50,821 square feet in August 2024. (8) Includes Bank of America at 1455 Market for 68,991 square feet in December 2024. (9) Includes Uber Technologies, Inc. at 1455 Market for 325,445 square feet and Google, Inc. at Foothill Research Center for 182,672 square feet both in February 2025. (10) Includes RealSelf, Inc. at 83 King for 74,700 square feet in December 2024. (11) Includes Bank of Montreal at Bentall Centre for 71,100 square feet in April 2024.

Under Construction & Future Development Pipeline[1]

Unaudited, in thousands, except square feet

UNDER CONSTRUCTION

	Submarket	Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date	Estimated Square Feet	% Leased	Project Costs as of 3/31/23[4]	Total Estimated Project Costs[4]	Estimated Stabilized Yield
Los Angeles, California									
Sunset Glenoaks Studios	Los Angeles	Q4-2021	Q4-2023	Q2-2024	241,000	—%	$ 128,609	$190,000-$200,000	7.5%-8.0%
Seattle, Washington									
Washington 1000	Denny Triangle	Q2-2022	Q1-2024	Q1-2026	546,000	—%	$ 163,409	$340,000-$360,000	7.5%-8.0%
TOTAL					**787,000**		**$ 292,018**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet	Project Costs as of 3/31/23[5]
Los Angeles, California				
Sunset Las Palmas Studios—Development	Studio	Hollywood	617,581	$ 26,459
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$ 7,823
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	33 units/19,816	$ —
Element LA—Development	Office	West Los Angeles	500,000	$ —
10900-10950 Washington[6]	Residential	West Los Angeles	N/A	$ —
San Francisco Bay Area, California				
Cloud10	Office	North San Jose	350,000	$ 12,896
Vancouver, British Columbia				
Burrard Exchange	Office	Downtown Vancouver	450,000	$ 6,448
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$ 219,762
TOTAL			**3,583,589**	**$ 273,388**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 26 for HPP's share of joint venture properties.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of temporary certificate of occupancy or equivalent.
(4) Includes land and acquisition costs for Sunset Glenoaks Studios for $28.8 million and Washington 1000 for $85.6 million.
(5) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million, Cloud10 for $10.5 million and Sunset Waltham Cross Studios for $160.6 million.
(6) Pending entitlement to develop approximately 500 residential units.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,044,557	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	995,656	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	327,928	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
One Westside	Macerich	West Los Angeles	590,403	75.0 %
Westside Two	Macerich	West Los Angeles	96,322	75.0 %
San Francisco, California				
1455 Market	CPPIB	San Francisco	1,033,682	55.0 %
Ferry Building	Allianz	San Francisco	266,592	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,733	55.0 %
Hill7	CPPIB	Denny Triangle	285,310	55.0 %
UNCONSOLIDATED VENTURES				
Los Angeles, California				
Sunset Glenoaks Studios	Blackstone	Los Angeles	241,000	50.0 %
Vancouver, British Columbia				
Bentall Centre[3]	Blackstone	Downtown Vancouver	1,965,867	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios[3]	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.
(3) Dollar amounts in this document shown in USD using the applicable foreign currency exchange rates as of March 31, 2023.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of March 31, 2023 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of March 31, 2023. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of March 31, 2023. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of March 31, 2023. For studio properties, ABR reflects actual base rent for the 12 months ended March 31, 2023, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2023. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended March 31, 2023. For same-store studio properties, represents the average percent leased for the 12 months ended March 31, 2023 Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to March 31, 2023, but with commencement dates after March 31, 2023, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures. Dilutive Shares: Represents an estimate of the total shares and units issuable under our 2021 and 2022 Performance Stock Unit (“PSU”) Plans as of quarter end, based on the projected award potential of such programs as of the end of such periods, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects LIBOR, SOFR, or CDOR as of March 31, 2023, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of March 31, 2023, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt. HPP’s Share of Market Capitalization: Similar to consolidated market capitalization except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Net Effective Rent: Weighted average initial annual cash rent, net of annualized concessions (i.e. free rent), tenant improvements and lease commissions. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of March 31, 2023, the Company owned 97.2% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of March 31, 2023, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent occupied reflects the average percent occupied for the 12 months ended March 31, 2023. Project Costs: Exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended March 31, 2023 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2022 and still owned and included in the stabilized office portfolio as of March 31, 2023. Same-Store Studio: Same-store studio for the three months ended March 31, 2023 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2022 and still owned and included in the stabilized studio portfolio as of March 31, 2023. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to March 31, 2023, but with commencement dates after March 31, 2023 and within the next eight quarters. Definitions (continued)

Page 30 of 32 Non-GAAP Reconciliations Unaudited, in thousands RECONCILIATION OF NET LOSS TO NOI Three Months Ended 3/31/23 3/31/22 Net loss $ (14,817) $ (7,615) Adjustments: Loss (income) from unconsolidated real estate entities 745 (303) Fee income (2,402) (1,071) Interest expense 53,807 30,836 Interest income (371) (910) Management services reimbursement income—unconsolidated real estate entities (1,064) (1,108) Management services expense—unconsolidated real estate entities 1,064 1,108 Transaction-related expenses 1,186 256 Unrealized gain on non-real estate investments (839) (1,650) Gain on sale of real estate (7,046) — Impairment loss — 20,503 Other income (5,161) (852) General and administrative 18,724 20,512 Depreciation and amortization 97,139 92,193 NOI $ 140,965 $ 151,899 Add: HPP’s share of NOI from unconsolidated real estate entities 2,753 2,961 Less: NOI attributable to non-controlling interests 26,001 23,390 HPP’s Share of NOI $ 117,717 $ 131,470 NOI Detail Same-store office cash revenues $ 182,542 $ 172,146 Straight-line rent 10,148 15,311 Amortization of above/below-market leases, net 1,591 2,680 Amortization of lease incentive costs (282) (400) Same-store office revenues 193,999 189,737 Same-store studios cash revenues 21,904 19,807 Straight-line rent 494 590 Amortization of lease incentive costs (9) (9) Same-store studio revenues 22,389 20,388 Same-store revenues 216,388 210,125 Same-store office cash expenses 66,971 63,265 Straight-line rent 414 405 Non-cash compensation expense 35 24 Amortization of above/below-market ground leases, net 676 669 Same-store office expenses 68,096 64,363 Same-store studio cash expenses 11,920 11,532 Non-cash compensation expense 111 68 Same-store studio expenses 12,031 11,600 Same-store expenses 80,127 75,963 Same-store NOI 136,261 134,162 Non-same-store NOI 4,704 17,737 NOI $ 140,965 $ 151,899

Non-GAAP Reconciliations (continued)

Unaudited, in thousands

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	3/31/23	3/31/22
Net loss	$ (14,817)	$ (7,615)
Interest income—consolidated	(371)	(910)
Interest expense—consolidated	53,807	30,836
Depreciation and amortization—consolidated	97,139	92,193
EBITDA	135,758	114,504
Unconsolidated real estate entities depreciation and amortization	1,263	1,369
Unconsolidated real estate entities interest expense	1,686	644
EBITDAre	138,707	116,517
Impairment loss	—	20,503
Unrealized gain on non-real estate investments	(839)	(1,650)
Gain on sale of real estate	(7,046)	—
Other income	(5,161)	(852)
Transaction-related expenses	1,186	256
Non-cash compensation expense	5,217	5,329
Straight-line rent receivables, net	(9,443)	(14,477)
Non-cash amortization of above/below-market leases, net	(1,620)	(2,739)
Non-cash amortization of above/below-market ground leases, net	688	668
Amortization of lease incentive costs	311	432
Loss on extinguishment of debt	—	—
Adjusted EBITDAre	122,000	123,987
Studio cash NOI(1)	(8,853)	(8,275)
Office adjusted EBITDAre	113,147	115,712
x Annualization factor	4	4
Annualized office adjusted EBITDAre(2)	452,588	462,848
Trailing 12-month studio cash NOI(1)	64,362	31,712
Cash adjusted EBTIDAre for selected ratios	**516,950**	**494,560**
Less: Partners' share of cash adjusted EBITDAre	(90,213)	(70,761)
HPP's share of cash adjusted EBITDAre	**$ 426,737**	**$ 423,799**
Total consolidated unsecured and secured debt	4,454,665	4,000,720
Less: Consolidated cash and cash equivalents	(163,327)	(137,598)
Consolidated debt, net	**$ 4,291,338**	**$ 3,863,122**
Less: Partners' share of debt, net	(642,846)	(652,037)
HPP's share of debt, net	**$ 3,648,492**	**$ 3,211,085**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**8.3x**	**7.8x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**8.5x**	**7.6x**

(1) Studio cash NOI and trailing 12-month studio cash NOI for the calculation of cash adjusted EBITDAre for the three months ended March 31, 2023 includes the studio cash NOI contribution from In-Service Studio and Quixote Studios & Services.

(2) Annualized office adjusted EBITDAre excludes the cash rent from Google, Inc.'s One Westside lease, which commenced in May 2023. Including the cash rents' annualized impact, consolidated debt, net to cash adjusted EBITDAre is 7.8x and HPP's share of debt, net to HPP's share of cash adjusted EBITDAre is 8.0x.

Page 31 of 32

Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 3/31/23 3/31/22 Total assets $ 9,124,091 $ 9,004,408 Add: Accumulated depreciation 1,648,889 1,425,321 Add: Accumulated amortization 187,514 150,583 Less: Partners’ share of consolidated undepreciated book value (1,554,477) (1,570,341) Less: Investment in unconsolidated real estate entities (194,163) (160,821) Add: HPP’s share of unconsolidated undepreciated book value 337,540 285,947 HPP’s share of undepreciated book value $ 9,549,394 $ 9,135,097 Total consolidated unsecured and secured debt $ 4,454,665 $ 4,000,720 Less: Consolidated cash and cash equivalents (163,327) (137,598) Consolidated debt, net $ 4,291,338 $ 3,863,122 Less: Partners’ share of debt, net (642,846) (652,037) HPP’s share of debt, net $ 3,648,492 $ 3,211,085 HPP’s share of debt, net/HPP’s share of undepreciated book value 38.2% 35.2%

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